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EXHIBIT 10.46

                              FORBEARANCE AGREEMENT
                              ---------------------

         THIS FORBEARANCE AGREEMENT (the "Agreement") is made as of March 12, 2003, by and among Integral Systems, Inc. ("Integral") and SSP Solutions, Inc. ("SSP"), retroactive to September 1, 2002.

         WHEREAS, on December 21, 2001, SSP executed a promissory note (the "Note") in favor of Integral, in the principal amount of $389,610.

         WHEREAS, SSP did not make the payments due under the Note in March, 2002.

         WHEREAS, on April 9, 2002, Integral gave written notice to SSP that SSP was in default.

         WHEREAS, the Note permits Integral to accelerate all amounts due under the Note in the event of default and to confess judgment against SSP for unpaid principal and the costs of enforcing and collecting the Note, including reasonable attorneys' fees (collectively, "Costs").

         WHEREAS, SSP acknowledges that it is in default of its obligations under the Note.

         WHEREAS, on May 17, 2002 Integral obtained a judgment against SSP in the Circuit Court for Montgomery County, Maryland, Case No. 232706 (the "Maryland Judgment").

         WHEREAS, the amount owed under the Maryland Judgment as of August 31, 2002 was $339,184.99.

         WHEREAS, interest continues to accrue on the Maryland Judgment at the statutory rate of 10% per annum.



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         WHEREAS, Integral's Costs from May 18, 2002 through December 31, 2002, are $ 30,046.44.

         WHEREAS, the Maryland Judgment does not include Costs incurred by Integral after May 17, 2002.

         WHEREAS, Integral has domesticated the Maryland Judgment in the Superior Court for Orange County, California, Case No. 02CC12742 (the "California Judgment").

         WHEREAS, the "Note Obligation," as used herein, shall be deemed to include the amount due under the Maryland Judgment, together with post-judgment interest accrued and accruing, and Costs incurred by Integral after May 17, 2002, which have not yet been reduced to judgment.

         WHEREAS, SSP acknowledges the accuracy of the amounts due as set forth above, and acknowledges its obligation to pay the Note Obligation.

         NOW, THEREFORE, in consideration of the mutual covenants herein and benefits derived herefrom and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. RECITALS. The forgoing recitals are incorporated into and made a part of this Agreement. The Parties acknowledge the truth and accuracy of the statements and recitals herein.

         2. PAYMENTS. SSP shall make payments to Integral in the total amount of $400,000 (the "Cash Obligation") as follows:

                  2.1. Payments totaling $130,000 have been made to Integral between August 23, 2002 and the date of this Agreement, receipt of which is hereby acknowledged by Integral.

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                  2.2. The remaining $270,000 shall be paid in 13 monthly
installments of $20,000 each on the first day of each month commencing March 1, 2003, and a final installment of $10,000 on April 1, 2004.

         3. ACCELERATION OF PAYMENTS. In the event SSP raises new capital, either debt or equity, payments due under this Agreement shall be accelerated, as follows.

                  3.1. SSP shall provide written notice to Integral five days before the closing of any transaction providing new capital to SSP.

                  3.2. A portion of the proceeds from such capital shall be paid to Integral to satisfy the Cash Obligation. For each $1 million in capital raised, SSP shall pay to Integral $50,000 within five days of receipt of funds from the closing on such transaction.

                  3.3. SSP will be entitled to a credit against the Cash Obligation for amounts paid pursuant to this paragraph. The parties acknowledge that the $400,000 amount referred to in Section 2 which represents the Cash Obligation was calculated to include an interest component through April 1, 2004. If SSP makes any prepayments of the Cash Obligation, the Cash Obligation amount shall be recomputed in accordance with Schedule A. If the prepayment is only a partial prepayment, SSP shall continue to make the monthly payments set forth in Section 2.2, with the consequence that the number of payments shall be reduced..

         4. STOCK WARRANTS. Concurrently with the execution of this Agreement, SSP shall issue a Warrant to Purchase Common Stock in the form attached hereto as EXHIBIT A. The Warrant to Purchase Common Stock is incorporated into this Agreement as if set forth fully herein.

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         5. THE COLLATERAL. If the Cash Obligation has not been paid in full by
June 30, 2003, SSP shall issue to Wachovia Bank, NA a stock certificate in the name of Integral representing 400,000 shares of SSP common stock to secure the obligations under this Agreement. SSP shall also execute an Escrow Agreement and a Registration Rights Agreement in the forms attached hereto as EXHIBITS B AND
C. The Escrow Agreement and the Registration Rights Agreement are incorporated into this Agreement as if set forth fully herein.

         6. ACKNOWLEDGEMENT AS TO INTEGRAL'S COSTS. Concurrently with the execution of this Agreement, SSP shall execute an Acknowledgement as to the amount and reasonableness of Integral's Costs in the form attached hereto as EXHIBIT D.

         7. ASSET LOCATION. Concurrently with the execution of this Agreement SSP shall provide full and complete responses to the Interrogatories and Requests for Production of Documents attached hereto as EXHIBITS E AND F. Integral agrees that any information provided in response to the referenced interrogatories is confidential and shall not be used for any purpose or be disclosed to any third party, except to the extent necessary to collect on the Note Obligation.

         8. WAIVER OF DEFENSES, COUNTERCLAIMS OR RIGHTS OF OFFSET.

                  8.1. SSP shall withdraw its August 1, 2002 Motion to Open or Modify Confessed Judgment filed in the Circuit Court for Montgomery County, Maryland.

                  8.2. SSP (a) acknowledges and agrees that, as of the execution of this Agreement, there are no defenses, counterclaims or offsets relating to the Note, the Maryland Judgment, or the California Judgment, or the enforcement or exercise by Integral of any of its rights, powers or remedies under or in respect to the Note, the Maryland Judgment, or the California Judgment, or, alternatively (b) irrevocably waives and unconditionally releases any and all defenses counterclaims or offsets relating to the Note, the Maryland Judgment, the California Judgment, and any Judgments that may hereafter be entered in any court based on or arising out of the Note, the Maryland Judgment, or the California Judgment, including, without limitation, defenses counterclaims, or offsets that are unknown, unsuspected, unanticipated or undisclosed.

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                  8.3. SSP shall irrevocably and unconditionally release,
acquit, exonerate and forever discharge Integral from any and all claims, obligations and causes of action of any sort that SSP had, now has, or could have brought from the beginning of time until the execution of this Agreement, including but not limited to, any claim arising out of or relating in any way to the Note, the Maryland Judgment, or the California Judgment.

         9. FORBEARANCE. In consideration of the execution and delivery of this Agreement and SSP's compliance with the terms and conditions of this Agreement, Integral shall forbear from taking any further legal action to collect on the Note, the Maryland Judgment, and the California Judgment.

         10. SATISFACTION OF JUDGMENTS AND CANCELLATION OF NOTE. Upon SSP's full payment of the Cash Obligation, the Final Payment, and full and complete compliance with all other terms of this Agreement, Integral shall execute and file a Satisfaction of Judgment in the appropriate courts reflecting that the Maryland and California Judgments have been paid in full. Integral shall also return the original Note to SSP.

         11. EVENTS OF DEFAULT. If any breach by SSP of any provision in this Agreement, the Warrant to Purchase Common Stock, the Escrow Agreement, or the Registration Rights Agreement remains incurred after thirty (30) days' written notice and opportunity to cure, or such longer period so Integral may agree in writing, such failure to cure shall constitute an Event of Default.

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         12. INTEGRAL'S RIGHTS IN THE EVENT OF DEFAULT. If an Event of Default
occurs, Integral shall have the following remedies.

                  12.1. Integral's obligations under Paragraphs 9 and 10 of this Agreement shall terminate immediately and without notice to SSP.

                  12.2. Integral may sell, convey, or transfer the Collateral in accordance with the terms of the Escrow Agreement and apply the proceeds towards the Note Obligation or, if greater, any amounts due under this Agreement at the time of default.

                  12.3. In addition to the remedies set forth herein, Integral shall continue to have all remedies available to it under the Note, the Maryland Judgment, and the California Judgment. Such remedies include, but are not limited to, filing a new action for confessed judgment for Costs incurred by Integral after May 17, 2002.

         13. SSP'S RIGHTS IN THE EVENT OF DEFAULT. If an Event of Default occurs, SSP shall have the following rights.

                  13.1. SSP's obligations under Paragraphs 2 through 3 of this Agreement shall terminate.

                  13.2. SSP shall be entitled to a credit against the Note Obligation as follows: (a) SSP shall receive a credit for all amounts obtained by Integral through the sale, conveyance, or transfer of the Collateral, less the costs required by Integral to sell convey, or transfer the Collateral; and
(b) SSP shall receive a credit for all payments made to Integral pursuant to Paragraphs 2 and 3 of this Agreement.

                  13.3. SSP shall be entitled to a portion of proceeds from the sale, conveyance, or transfer of Collateral or a portion of the Collateral as follows: (a) to the extent that proceeds received from the sale, conveyance, or transfer of the Collateral exceed the Note Obligation, any excess shall be paid to SSP; and (b) in the event that Integral is not required to sell, convey, or transfer all of the Collateral to satisfy the Note Obligation, any excess Collateral shall be returned to SSP.

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         14. BANKRUPTCY PROVISIONS. SSP acknowledges and agrees that the forbearance by Integral described herein is good and valuable consideration, and that if SSP should file a petition under any chapter of title 11 of the United States Code, the stay imposed by 11 U.S.C. ss. 362(a) (the "Stay") is waived as to any and all actions by Integral on the Note, the Maryland Judgment, the California Judgment, or the Collateral. Should a court of competent jurisdiction determine that the foregoing sentence is not enforceable, SSP waives the right to defend against a motion for relief from the Stay filed by Integral and agrees to consent to any motion of Integral seeking relief from the Stay. The provisions of this paragraph shall be binding on SSP and survive the termination of this Agreement.

         15. EXERCISE OF RIGHTS. No Failure by Integral to exercise any right, remedy, privilege or option under this Agreement, the Note, or the Maryland or California Judgments, or as otherwise provided by law, nor any delay by Integral in exercising the same, shall operate as a waiver thereof; and no waiver by Integral shall be effective unless it is in writing, and then only to the extent specifically stated therein. Neither Integral nor any party acting as attorney for Integral shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law, including (without limitation) any act, omission, error or mistake resulting in the loss of or damage to any collateral in its possession, whether before or after an Event of Default, other than as a result of such person's willful misconduct. Integral's rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which Integral may have.

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         16. Notices.

                  16.1. All notices, demands and other communications made in respect of this Agreement shall be made to the following addresses by hand delivery, first-class mail or overnight delivery to:

         If to Integral:
                  Mr. Gary Prince
                  5000 Philadelphia Way, Suite D
                  Lanham, MD  20706
                  Telecopy: (301) 731-9606

         with a copy to:
                  Samantha M. Williams, Esq.
                  Venable, Baetjer & Howard, LLP
                  One Church Street, 5th Floor
                  Rockville, MD 20850
                  Telecopy: (301) 217-5617

         If to SSP:
                  Mr. Thomas E. Schiff, Chief Financial Officer
                  17861 Cartwright Road
                  Irvine, CA  92614
                  Telecopy: (949) 851-8679

         with a copy to:
                  Gregg Amber, Esq.
                  Rutan & Tucker, LLP
                  611 Anton Boulevard, 14th Floor
                  Costa Mesa, CA 92626
                  Telecopy: (714) 546-9035

                  16.2. Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received as follows: (a) By mail
- the sooner of actual receipt or three business days following deposit in the United States mail, postage prepaid; (b) By overnight delivery - next business day; and (c) Rejection or refusal to accept delivery and inability to deliver because of a changed address for which no notice was given shall be deemed received when sent.

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         17. AMENDMENTS. No term or provision of this Agreement may be varied, changed or modified other than by an instrument in writing signed by all of the Parties.

         18. VOLUNTARILY ENTERED INTO AGREEMENT. The Parties represent that they have carefully read this Agreement, have had the benefit of advice from their own legal counsel, know the contents hereof, and sign the same of their own free will, act and deed. This Agreement constitutes the entire agreement concerning the forbearance herein and supercedes any prior or contemporaneous representations or agreements not contained herein concerning any forbearance of rights under the Note, the Maryland Judgment, or the California Judgment.

         19. GOVERNING LAW, CONSENT TO VENUE AND JURISDICTION. This Agreement shall be deemed to have been made in Maryland and shall be governed by the laws of Maryland. All terms used in this Agreement which are defined in the Uniform Commercial Code as in effect in Maryland shall have the same meanings herein as said terms have therein, unless this Agreement, Note, the Maryland Judgment or the California Judgment shall otherwise specifically provide. SSP consents to the jurisdiction and venue of the courts of Maryland and to the jurisdiction and venue of the United States District Court for the District of Maryland.

         20. TIME IS OF THE ESSENCE. Time is of the essence as to the dates for performance of all obligations set forth in this Agreement.

         21. COUNTERPARTS. This Agreement may be signed in one or more counterparts each of which shall be an original and all of which taken together shall constitute one Agreement. Facsimile copies of these signatures may be exchanged among the Parties and shall be treated as originals.

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         22. SURVIVAL. Unless otherwise specifically provided, all
representations, warranties, covenants and agreements by SSP shall survive termination or expiration of this Agreement.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the ____th day of March 2003.

                                         SSP SOLUTIONS, INC.

                                         By:   /s/  Thomas E. Schiff
                                             -----------------------------------
                                             Name:
                                             Title:CFO

                                         INTEGRAL SYSTEMS, INC.

                                         By:   /s/  Elaine Parfitt
                                             -----------------------------------
                                             Name:
                                             Title: EVP/CFO

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STATE OF CALIFORNIA     )
                        ) ss.
CITY/COUNTY OF Orange)

         I HEREBY CERTIFY that on this 12th day of March, 2003, before me, the undersigned, a Notary Public in and for the State aforesaid, personally appeared Thomas E. Schiff, who acknowledged herself/himself to be the Chief Financial Officer of SSP SOLUTIONS, INC., personally known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same for the purposes therein contained as the duly authorized Officer of said corporation by signing, in my presence, the name of the corporation by herself/himself as Thomas E. Schiff.

                                           WITNESS my hand and official seal.
                                             /s/ Nancy R McKenna
                                           -------------------------------------
                                           Notary Public

My commission expires: ______________

STATE OF ____________________)
                             ) ss.
CITY/COUNTY OF               )

         I HEREBY CERTIFY that on this ___ day of ___________, 2003, before me, the undersigned, a Notary Public in and for the State aforesaid, personally appeared ELAINE PARFITT, who acknowledged herself to be the CHIEF FINANCIAL OFFICER OF INTEGRAL SYSTEMS, INC., personally known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged to me that she/he executed the same for the purposes therein contained as the duly authorized Officer of said corporation by signing, in my presence, the name of the corporation by herself as the Chief Financial Officer.

                                              WITNESS my hand and official seal.

                                              ----------------------------------
                                              Notary Public

My commission expires: ______________

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